UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2014

KLEANGAS ENERGY TECHNOLOGIES, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-176820 (Commission File Number)	26-2808844 (IRS Employer Identification No.)

3001 N. Rocky Pt. RD. Suite 200 Tampa, Florida (Address of principal executive offices)	33771 (Zip Code)

(727) 330-3774 Registrant's telephone number, including area code

-------------------------------------------------------------- (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Premier Venture Partners LLC

On July 17, 2014, the Board of Directors of Kleangas Energy Technologies, Inc. a Delaware corporation (the “Company”), finalized and authorized the execution of that certain term sheet for a $12,000,000 investment in the Company (the "Term Sheet") with Premier Venture Partners LLC, a California limited liability company ("Premier Venture"). Subsequently, on July 25, 2014, the Board of Directors of the Company finalized and authorized the execution of that certain preferred stock purchase agreement (the "Stock Purchase Agreement") with Premier Venture Partners LLC, a California limited liability company ("Premier Venture") and associated registration rights agreement dated July 25, 2014 with Premier Venture (the "Registration Rights Agreement").

Stock Purchase Agreement

In accordance with the terms and provisions of the Stock Purchase Agreement, Premier Venture shall purchase up to 12,000 of the Company's Series F Preferred Shares (the "Series F Preferred Shares") for a purchase price of $1,000 per Series F Preferred Share subject to adjustment (the "Purchase Price"). For the first purchase of Series F Preferred Shares, Premier Venture agrees to be irrevocably bound to purchase the number of shares equal to the lesser of: (i) 150 Series F Preferred Shares; and (ii) 400% of the average daily trading volume of the common shares for the twenty trading days prior to the filing of the registration statement divided by 1,000 (the "First Purchase Shares").

From time to time during the open period ("Open Period" means the period beginning on the earlier of: (i) 30 days after the payment for the First Purchase Shares; and (ii) 192 days after the agreement date of July 24, 2014 if the registration statement has not been declared effective by the SEC prior to such date) and ending on the earlier to occur of (x) the date which is 48 months from July 24, 2014 or termination of the Stock Purchase Agreement), the Company may in its sole discretion deliver a put notice to Premier Venture which states the number of Series F Preferred Shares that the Company intends to sell to Premier Venture on a closing date (the "Put"). On not less than the 13th trading day after receipt of the Put (the "Request Date"), the Company shall deliver the Purchased Series F Preferred Shares and Premier Venture shall pay to the Company the respective Purchase Price.

The maximum number of Series F Preferred Shares that the Company shall be entitled to Put to Premier Venture shall not exceed the lesser of: (i) 400% of the average daily dollar trading value of the common shares for the twenty trading days prior to the Put divided by 1,000; and (ii) the number of shares for each Put as set forth on Exhibit C attached to the Stock Purchase Agreement, which Exhibit C is a table of maximum monthly purchases (the "Purchase Limit"). During the Open Period, the Company shall not be entitled to submit a Put more than once in any thirty-day period. However, if the lowest individual daily VWAP of the common shares in the ten trading days prior to a Put is great than $0.008, then for purposes of Exhibit C and the Purchase Limit, the number of Series F Preferred Shares shall be multiplied by 150%.

The Stock Purchase Agreement also provides  that if the average VWAP for the ten trading days after the Request Date is less than 85% of the average of the VWAPs for the ten trading days prior to the Request Date, then the Purchase Price for each Series F Preferred Share for such Put shall be reduced to an amount equal to such percentage multiplied by the Purchase Price (the "Adjustment to Purchase Price"). "VWAP" means the ratio of the value traded to total volume over a particular time and reflects the measurement of the average price a stock traded at over the trading horizon. It is generally calculated by adding the dollars traded for every transaction (price multiplied by number of shares traded) and then dividing by the total shares traded for the day.

The closing of each purchase by Premier Venture of the Series F Preferred Shares shall occur on the date which in the 13th trading day following the applicable Put (each, a "Closing Date"). Prior to such Closing Date, the Company shall issue to Premier Venture a certificate representing the Series F Preferred Shares being purchased and on the Closing Date Premier Venture shall deliver to the Company the Purchase Price.

Upon the execution date of the Stock Purchase Agreement, the Company shall issue to Premier Venture 720 Series F Preferred Shares. In order to advance the date of this first Put, the Company intends to file an S-1 registration statement covering the common stock issuable upon conversion of the Series F Preferred Shares from the First Purchase Shares together with the common shares issued from conversion of 360 of the 720 commitment shares (the "Commitment Shares"). Premier Venture agreed to be irrevocably bound to purchase the First Purchase Shares subject to the effectiveness of the Registration Statement.

Lastly, the Company may not make a Put under any of the following circumstances: (i) the Company is no longer a SEC reporting company or is late in any required filings; (ii) the Company has failed to deliver to Premier Ventures any shares of common stock that it has requested pursuant to a conversion of the Series F Preferred Shares; and (iii) during the 10 trading days prior to a Put, the Company's common stock had a closing bid of less than $0.0004 per share.

The Company shall authorize and reserve the number of shares of common stock equal to the amount of 500% of the number of shares issuable upon conversion of all of the outstanding Series F Preferred Shares.

The "Registrable Securities" means the conversion shares deliverable to Premier Venture pursuant to the conversion into common shares of: (i) one-half of the commitment shares; (ii) the first purchase by Premier Ventures of the Series F Preferred Shares; and (iii) any common shares issued or issuable with respect to such common shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

Registration Rights Agreement

On July 25, 2014, the Company entered into the registration rights agreement with Premier Venture (the "Registration Rights Agreement"). Pursuant to the terms and provisions of the Registration Rights Agreement, the Company is obligated to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission to cover the Registrable Securities within thirty (30) days from the date of execution of the Registration Rights Agreement,. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective on July 1, 2014, the Board of Directors approved the termination of that certain equity purchase agreement dated February 28, 2014 (the "Equity Purchase Agreement") previously entered into with Premier Venture Partners LLC, a California limited liability company ("Premier Venture"), and associated registration rights agreement dated February 28, 2014 with Premier Venture (the "Equity Registration Rights Agreement") regarding the prior $12,000,000 funding. The Stock Purchase Agreement and Registration Right Agreement replaces and supersedes the Equity Purchase Agreement and Equity Registration Rights Agreement.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on July 24, 2014, the Board of Directors authorized the issuance of the Commitment Shares in accordance with the terms and provisions of the Stock Purchase Agreement. Therefore, the Company issued an aggregate of 720 Series F Preferred Shares to Premier Venture. The Series F Preferred Shares were issued to Premier Venture in reliance on Section 4(2) and/or Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). Neither the Series F Preferred Shares nor the underlying shares of common stock have been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Premier Venture acknowledged that the securities issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Stock Purchase Agreement dated July 25, 2014 between Kleangas Energy Technologies Inc. and Premier Venture Partners LLC.

10.2 Registration Rights Agreement dated July 25, 2014 between Kleangas Energy Technologies Inc. and Premier Venture Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 29, 2014	Kleangas Energy Technologies Inc.
/s/Bo Linton
By: Bo Linton
Its: CEO